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                                                               Exhibit 10.52 (k)


                SIXTH LEASE MODIFICATION AND EXTENSION AGREEMENT

            SIXTH LEASE MODIFICATION AND EXTENSION AGREEMENT (this "Agreement") made this 5th day of March, 1997, by and between TETERBORO ASSOCIATES, a New Jersey limited partnership, having its principal office at 90 Main Street, Hackensack, New Jersey 07601 (the "Landlord") and MISS ERIKA, INC., having an office at 1407 Broadway, New York, New York (the "Tenant").

                              W I T N E S S E T H:

            WHEREAS, on April 1, 1975, Empire Carpet Corporation ("Empire") and Tenant entered into a lease for premises located at 333 North Street, Teterboro, New Jersey (the "Initial Lease"); and

            WHEREAS, by letters dated January 17, 1978 and February 11, 1981, the Initial Lease was extended to March 30, 1986; and

            WHEREAS, the Initial Lease as so extended was further modified by letters dated March 5, 1982 and August 15, 1983 adding a total of 31,200 square feet of warehouse space to the space initially demised; and

            WHEREAS, the Initial Lease as so extended and modified was assigned by Armstrong World Industries, Inc. (as successor-in-interest to Empire) to Landlord by Assignment dated March 7, 1984; and

            WHEREAS, the Initial Lease as so extended and modified was further modified and extended pursuant to Lease Modification and Extension Agreement dated January 24, 1985, pursuant to which, inter alia, the lease term was further extended to March 31, 1991; and

            WHEREAS, by Lease Amendment dated August 8, 1985, the Initial Lease as so amended and modified was further modified to add an additional 50,400 square feet of warehouse space to the space previously demised and was modified in various other respects; and

            WHEREAS, by Second Lease Modification and Extension Agreement dated December 18, 1986 the Initial Lease as so amended and modified was further modified to add an additional 67,500 square feet of warehouse space to the space previously demised, extending the term of the lease through December 31, 1992 and was modified in various other respects; and

            WHEREAS, by Third Lease Modification and Extension Agreement dated January 18, 1989, the Initial Lease as so amended and modified was further modified to extend the term of the lease through December 31, 1996 and was modified in various other respects; and
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            WHEREAS, by Fourth Lease Modification and Extension Agreement dated
June, 1991, the Initial Lease as so amended and modified was further modified to extend the term of the lease through December 31, 2001 and was modified in various other respects; and

            WHEREAS, by Fifth Lease Modification and Extension Agreement dated May 30, 1995, the Initial Lease as so amended and modified was further modified to add an additional 21,600 square feet of space to the space previously demised, for a total of 192,300 square feet comprising and constituting the "Warehouse Space" and was modified in various other respects (the Initial Lease as so modified and extended as described in this and the foregoing "WHEREAS" clauses is hereinafter referred to as the "Lease"); and

            WHEREAS, the parties are desirous of amending the Lease in order to provide for the leasing by Landlord to Tenant of an additional 26,400 square feet of space (the "Expansion Space") as designated on Exhibit A attached hereto and made a part hereof and which space is adjacent to the Warehouse Space and is presently leased to and occupied by Perugina Chocolate & Confections, a division of Nestle USA, Inc. (except a portion of which is subleased to and occupied by Tenant pursuant to that certain Sublease Agreement dated July, 1989 between Tenant and Perugina Chocolate & Confections. Inc., a division of Nestle USA, Inc.).

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

            1. The foregoing recitals are incorporated herein by reference.

            2. Landlord leases to Tenant, and Tenant rents from Landlord, in addition to the Warehouse Space, the Expansion Space. It is understood that the term of the Lease for the Expansion Space shall commence on March 10, 1997 (the "Commencement Date"), and thereafter be coincidental with the term of the Lease. Tenant agrees to accept the Expansion Space on the Commencement Date in its then "AS IS" condition, Landlord having no obligation to make any restoration or repair, except the space will be delivered vacant, broom-clean with all systems in good operating condition. Landlord agrees to use its best efforts to obtain possession of the Expansion Space by March 10, 1997. If Landlord has not obtained possession of the Expansion Space by March 10, 1997, then the Commencement Date shall be extended until Landlord can deliver possession of the Expansion Space to Tenant but not later than April 10, 1997. If Landlord has not obtained possession of the Expansion Space by April 10, 1997, either Landlord or Tenant may cancel this Agreement by written notice to the other party.


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            3. Section 1 of the Lease is amended to provide that, effective as of the Commencement Date, the phrase "the Demised Premises" shall be deemed to mean and refer to the aggregate leased space constituting the Warehouse Space and the Expansion Space, except as the context otherwise requires.

            4. Section 2 of the Lease is amended to provide that the term of the Lease is further extended for a period of six (6) years so that the term of the Lease shall expire at midnight on December 31, 2007.

            5. Section 4 of the Lease is amended to provide that in addition to the Minimum Rent currently provided for, Tenant covenants to pay Landlord, without previous demand therefor, a minimum annual rental (the "Minimum Rent") for the Expansion Space, effective as of the Commencement Date, of Seventy-Nine Thousand Two Hundred Dollars ($79,200.00), payable in equal monthly installments of Six Thousand Six Hundred Dollars ($6,600.00) in advance on the first day of each and every month during the Lease term. The Minimum Rent shall be apportioned for any partial month.

            The Minimum Rent for the Warehouse Space and the Expansion Space during the extended Lease term of six (6) years from January 1, 2002 through December 31, 2007, payable in equal monthly installments in advance on the first day of each and every month during the Lease term, is as follows:

            Commencing                 Minimum Rent        Minimum Rent
                                       (per annum)         (per month)
            ----------                 ------------        ------------
            January 1, 2002 -
            December 31, 2003          $1,312,200.00       $109,350.00

            January 1, 2004 -
            December 31, 2005          $1,366,875.00       $113,906.25

            January 1, 2006 -
            December 31, 2007          $1,421,550.00       $118,462.50

            6. Section 4A(c) of the Lease is hereby amended and restated as follows:

            Tenant's proportionate share is agreed to be 100.00%.

            7. The thirteenth (13th) line of Section 10 of the Lease is hereby amended and restated as follows:

            term hereof (i.e. Tenant agrees to pay 100.00% of

            8. The amount of the Letter of Credit that the Tenant shall maintain on deposit with the Landlord pursuant to the Lease shall by increased to Nine Hundred Fifty Thousand Dollars ($950,000) (U.S.). Tenant shall deliver such increased Letter of


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Credit to Landlord at such time as Tenant is required to either furnish a new letter of credit or extend or replace the existing Letter of Credit under the Lease.

            9. Landlord and Tenant represent to each other that they have dealt with no brokers in connection with the transaction contemplated hereby and will indemnify each other from the claims of any brokers arising by reason of the execution of this Agreement or the consummation of the transaction contemplated hereby.

            10. A new Paragraph 33 is added to the Lease as follows:

            33. Right to Terminate. Tenant may, at its option elect to terminate the Lease effective midnight December 31, 2001 provided Tenant delivers to Landlord written notice of its election to terminate the Lease no earlier than January 1, 2001 and no later than February 28, 2001, together with a check payable to the order of Landlord in an amount equal to the sum of (i) four and one-half (4-1/2) months of Tenant's rent called for in this Agreement for the year 2002 and
            (ii) four and one-half (4-1/2) months of Tenant's real estate taxes in the amount currently being paid by Tenant at the time Tenant elects to terminate the Lease.

            11. Except as herein amended, all of the terms and conditions of the Lease are hereby ratified and confirmed and shall be deemed to apply to the Demised Premises, as expanded by the Expansion Space.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth hereinabove.

                                    TETERBORO ASSOCIATES

                                    By:   Nancy Realty Corp.,
                                          General Partner


                                          By: /s/ [ILLEGIBLE]
                                             -------------------
                                          Name:
                                          Title:

                                    MISS ERIKA, INC.


                                    By: /s/ [ILLEGIBLE]
                                        -------------------
                                    Name:
                                    Title:


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